Exhibit 10.3

Award Number:

PIVOTAL SOFTWARE, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT
PURSUANT TO THE
PIVOTAL SOFTWARE, INC.
2013 STOCK PLAN

This Non-Qualified Stock Option Agreement (the “Option Agreement”), including any country-specific appendix attached hereto (the “Appendix”) (the Option Agreement and Appendix, together, the “Agreement”), dated as of December [•], 201    (the “Grant Date”), is between Pivotal Software, Inc., a Delaware corporation (the “Company”), and [•] (the “Participant”).

Preliminary Statement

The Committee hereby grants this non-qualified stock option (the “Option”) as of the Grant Date pursuant to the Pivotal Software, Inc. 2013 Stock Plan, as it may be amended from time to time (the “Plan”), to purchase the number of shares of the Class A common stock of the Company, $0.01 par value per share (the “Common Stock”), set forth below, to the Participant, as an Eligible Employee of the Company or, if different, the Affiliate of the Company employing or retaining the Participant (the “Employer”).  Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.  By accepting this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1.                                      Tax Matters.  No part of the Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

2.                                      Common Stock Subject to Option;  Exercise Price.  Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Option entitles the Participant to purchase from the Company, upon exercise, [•] shares of Common Stock. The exercise price under the Option is $[•] for each share of Common Stock (the “Exercise Price”).

3.                                           Vesting; Exercise.

(a)                                 The Option shall vest and become exercisable:

(i)                                     with respect to 25% of the shares of Common Stock underlying the Option, on the date of the first anniversary of the Grant Date; and

(ii)                                  with respect to the remaining shares of Common Stock underlying the Option, in equal monthly installments thereafter, such that 100% of the Option will have become vested on the date of the fourth anniversary of the Grant Date;

provided, with respect to each vesting date, that the Participant has not experienced a Termination prior to such date.  There shall be no proportionate or partial vesting in the periods prior to each vesting date.

(b)                                 Subject to Section 3(e), to the extent that the Option has become vested and exercisable with respect to a number of shares of Common Stock, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option in accordance with the Plan; provided, however, unless otherwise permitted by the Committee, the Option may only be exercised within a Quarterly Exercise Period.

(c)                                  To exercise the Option, unless otherwise directed or permitted by the Committee, the Participant must:

(i)                                     execute and deliver such documentation as required by this Agreement or otherwise by the Committee, setting forth the terms of the exercise, certain restrictions on transferability of the shares of Common Stock acquired upon exercise, and such other terms or restrictions as the Board or Committee shall from time to time establish, including any rights of first refusal, drag along rights, tag along rights, transfer restrictions and registration rights; and

(ii)                                  remit the aggregate Exercise Price to the Company in full, payable in the manner determined by the Company from time to time in its sole discretion: (A) in cash or by check, bank draft or money order payable to the order of the Company; (B) by a “net exercise” under which the Company reduces the number of shares of Common Stock issued upon exercise by the number of shares of Common Stock with an aggregate Fair Market Value that equals the aggregate Exercise Price of all shares of Common Stock being exercised under the Option; or (C) on such other terms and conditions as may be acceptable to the Committee.

(d)                                 If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to the exercise of the Option is or may in the circumstances constitute a violation by the Participant or the Company of any provisions of any law or of any regulations of any governmental authority or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock, and the right to exercise the Option shall be suspended until, in the opinion of said counsel, such sale or delivery will not result in the violation of any provisions of any law or of any regulation of any governmental authority or imposition of excise taxes on the Company.

4.                                      Option Term.  The term of the Option shall be until the tenth anniversary of the Grant Date, after which time it shall expire (the “Expiration Date”).  Upon the Expiration Date, the Option shall be canceled for no consideration and no longer shall be exercisable.  The Option is subject to termination prior to the Expiration Date to the extent provided in Sections 5 and 10 below.

5.                                      Termination.  The provisions in the Plan regarding Termination shall apply to the Option; provided, however, prior to the second anniversary of the Grant Date, unless otherwise determined by the Committee, solely for the purposes of determining whether there is a Termination of Consultancy or Termination of Employment and of continuing the vesting of the Option (but, for the avoidance of doubt, not for purposes of continuing the exercisability of the vested portion of the Option), neither EMC Corporation nor VMware, Inc. nor any of their respective subsidiaries or affiliates (other than the Company and its Subsidiaries) shall be deemed Affiliates; and provided further, on or after the second anniversary of the Grant Date, unless otherwise determined by the Committee, the definitions of Termination of Consultancy and Termination of Employment set forth in the Plan shall apply to the Option for all purposes (i.e., both continued vesting and continued exercisability).  Notwithstanding the foregoing, the Company may permit the Option to continue to vest and/or remain exercisable in accordance with the provisions of this Agreement during such period, if any, that the Participant receives pay continuation from the Company or any of its Affiliates or Subsidiaries or over such other period as the Company may determine in writing, but in no event later than the Expiration Date.

6.                                      Responsibility for Taxes.

(a)                     The Participant acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting, or exercise of the Option or the subsequent sale of shares of Common Stock acquired pursuant to such exercise; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)                     Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items in the manner determined by the Company and/or the Employer from time to time, which may include: (i) remitting the aggregate amount of such Tax-Related Items to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company; (ii) effecting a “net settlement” under which the Company reduces the number of shares of Common Stock issued upon exercise by the number of shares of Common Stock with an aggregate fair market value that equals the aggregate applicable Tax-Related Items associated with the exercise; or (iii) making arrangements with the Company to have such Tax-Related Items withheld from other compensation, to the extent permitted by the Committee.

(c)                      Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Participant is deemed to have been issued the full number of shares of Common Stock subject to the exercised Option, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.

(d)                     Finally, the Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the shares of Common Stock or the proceeds of the sale of shares of Common Stock, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

7.                                      Nature of Grant.  In accepting the Option, the Participant acknowledges, understands and agrees that:

(a)                     the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)                     the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c)                      all decisions with respect to future Option or other grants, if any, will be at the sole discretion of the Company;

(d)                     the Option grant and the Participant’s participation in the Plan shall not be interpreted as forming an employment or service contract with the Company or any of its Affiliates;

(e)                      unless otherwise agreed with the Company, the Option and the shares of Common Stock subject to the Option, and the income and value of same, are not granted as consideration for, or in connection with the service the Participant may provide as a director of an Affiliate of the Company;

(f)                       the Participant is voluntarily participating in the Plan;

(g)                      the Option and the shares of Common Stock subject to the Option, and the income and value of same, are not intended to replace any pension rights or compensation;

(h)                     the Option and the shares of Common Stock subject to the Option, and the income and value of same, are not part of normal or expected compensation for purposes of,

including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

(i)                         the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;

(j)                        if the underlying shares of Common Stock do not increase in value, the Option will have no value;

(k)                     if the Participant exercises the Option and acquires shares of Common Stock, the value of such shares of Common Stock may increase or decrease in value, even below the Exercise Price;

(l)                         for purposes of the Option, the Participant will be deemed to have experienced a Termination as of the date the Participant is no longer actively providing services to the Company or any of its Affiliates (regardless of the reason for such Termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Participant is providing services or the terms of the Participant’s employment or service agreement, if any).  The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of his or her Option grant including whether: (i) the Participant may still be considered to be providing services while on a leave of absence; (ii) the Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date or be extended by any notice period (e.g., the Participant’s period of service would include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is a service provider or the terms of the Participant’s employment or service agreement, if any);  and (iii) the period (if any) during which the Participant may exercise the Option after such Termination will commence on such date or be extended by any notice period mandated under labor laws in the jurisdiction where the Participant is providing services;

(m)                 no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from a Termination (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any);

(n)                     the following provisions apply if the Participant is employed outside the U.S.:

(i)                                     the Option and the shares of Common Stock subject to the Option, and the income and value of same, are not part of normal or expected compensation for any purpose; and

(ii)                                  neither the Company nor any of its Affiliates shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States (“U.S.”) Dollar that may affect the value of the Option or of any amounts due to the Participant pursuant to the exercise of the Option or the subsequent sale of any shares of Common Stock acquired upon exercise.

8.                                      No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying shares of Common Stock.  The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

9.                                      Data Privacy.  The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Company, the Employer and any other Affiliate of the Company for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company, the Employer and any other Affiliate of the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all stock options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

The Participant understands that Data will be transferred to the stock plan service provider selected by the Company (the “Designated Broker”), which is assisting the Company with the implementation, administration and management of the Plan.  The Participant understands that the recipients of the Data may be located in the U.S. or elsewhere, and that the recipient’s country (e.g., the U.S.) may have different data privacy laws and protections than the Participant’s country.  The Participant understands that, if he or she resides outside the U.S., he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  The Participant authorizes the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Participant’s participation in the Plan.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that, if he or she resides outside the U.S., he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment or other service relationship with the Company, the Employer or any other Affiliate of the Company will not be adversely affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant Options or other equity awards to the Participant or administer or maintain such awards.  Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

10.                               Restriction on Transfer of Options and Common Stock Underlying the Options.  Unless otherwise determined by the Committee in accordance with the Plan, (a) no part of the Option or any shares of Common Stock acquired upon exercise of the Option shall be Transferable other than by will or by the laws of descent and distribution and (b) during the lifetime of the Participant, the Option may be exercised only by the Participant or the Participant’s guardian or legal representative.  Any attempt to Transfer the Option, or any shares of Common Stock acquired upon exercise of the Option, other than in accordance with the Plan shall be void.

11.                               Company’s Repurchase Rights.  The Company shall have the right (the “Repurchase Right”) to repurchase from the then-current holder of the Option (or the shares of Common Stock acquired upon exercise of the Option) (the “Holder”) some or all (as determined by the Company or its assignee or assignees, as applicable) of the shares of Common Stock held or subsequently acquired upon exercise of the Option in accordance with the terms hereof by the Holder at the price per share equal to Fair Market Value (the “Repurchase Price”).  The Repurchase Right may be exercised by the Company or its assignee or assignees at any time.  The Repurchase Right shall be exercised by the Company or its assignee or assignees by giving the Holder written notice of its intention to exercise the Repurchase Right.  Upon such notification, the Holder shall promptly surrender to the Company or its assignee or assignees any certificates representing the shares of Common Stock being purchased, duly endorsed for transfer, free and clear of any liens or encumbrances, together with a duly executed stock power for the transfer of such shares to the Company or its assignee or assignees.  Upon the Company’s or its assignee’s receipt of the certificates from the Holder, the Company or its assignee shall deliver to such Holder a check for the Repurchase Price of the shares of Common Stock being purchased; provided, however, that the Company may pay the Repurchase Price for such shares by offsetting and canceling any indebtedness then owed by the Participant to the Company.  The Repurchase Right shall terminate in accordance with Section 24.  The Company may assign the Repurchase Right to one or more Persons.

12.                               Drag Along Obligations.  In the event of a Change in Control (other than a Change in Control event described in Section 2.8(b) of the Plan), the Holder shall be obligated to and shall upon the written request of the holders of securities representing 50% or more of the total voting power of the Voting Securities, or their designated representative or representatives (the “Majority Shareholders”):  (a) sell, transfer and deliver, or cause to be sold, transferred and delivered, to any Person, his or her shares of Common Stock (including for this purpose all of such Holder’s shares that presently or as a result of any such Change in Control may be acquired upon the exercise of the Option (following the payment of the exercise price therefor)) on substantially the same terms applicable to the Majority Shareholders (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of preferred stock); and (b) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such shares of Common Stock in favor of any transaction proposed by the Majority Shareholders and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as the Majority Shareholders may reasonably require in order to carry out the terms and provisions of this Section 12.  The obligations under this Section 12 shall terminate in accordance with Section 24.

13.                               Securities Representations.  Upon the exercise of the Option prior to registration of the offering of the Common Stock subject to the Option pursuant to the Securities Act or other applicable securities laws, the Participant shall be deemed to acknowledge and make the representations and warranties as described below and as otherwise may be requested by the Company for compliance with applicable laws, and any issuances of Common Stock by the Company shall be made in reliance upon the express representations and warranties of the Participant.

a.                                      The Participant is acquiring and will hold the shares of Common Stock for investment for his account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.

b.                                      The Participant has been advised that offerings of the shares of Common Stock have not been registered under the Securities Act or other applicable securities laws, on the ground that no public offering of the shares of Common Stock is to be effected (it being understood, however, that the shares of Common Stock are being offered in reliance on the exemption provided under Rule 701 under the Securities Act), and that the shares of Common Stock must be held indefinitely, unless they are subsequently registered under the applicable securities laws or the Participant obtains an opinion of counsel (in the form and substance satisfactory to the Company and its counsel) that registration is not required.  In connection with the foregoing, the Company is relying in part on the Participant’s representations set forth in this Section 13.  The Participant further acknowledges and understands that the Company is under no obligation hereunder to register offerings of the shares of Common Stock.

c.                                       The Participant is aware of the adoption of Rule 144 by the U.S. Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions.  The Participant acknowledges that he is familiar with the conditions for resale set forth in Rule 144, and acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

d.                                      The Participant will not sell, transfer or otherwise dispose of the shares of Common Stock in violation of the Plan, this Agreement, the Securities Act (or the rules and regulations promulgated thereunder) or under any other applicable securities laws.  The Participant agrees that he will not dispose of the Common Stock unless and until he has complied with all requirements of this Agreement applicable to the disposition of the shares of Common Stock.

e.                                       The Participant has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to invest in the shares of Common Stock, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock.

f.                                        The Participant is aware that his investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss.  The Participant is able, without impairing his financial condition, to hold the Common Stock for an indefinite period and to suffer a complete loss of his investment in the Common Stock.

14.                               Confidentiality.  The Participant recognizes, acknowledges and agrees that he or she has had and will continue to have access to secret and confidential information regarding the Company, including but not limited to, its products, financial information, formulae, patents, sources of supply, customer dealings, data, know-how and business plans. The Participant acknowledges that such information is of great value to the Company, is the sole property of the Company, and has been and will be acquired by the Participant in confidence. In consideration of the obligations undertaken by the Company herein, the Participant will not, at any time, during or after the Participant’s employment, directorship or consultancy with the Company (as applicable), reveal, divulge or make known to any person, any such information acquired by the Participant, provided such information is not in or does not hereafter become part of the public domain, or become known to others through no fault of the Participant.

15.                               No Rights as Stockholder.  The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends (whether in cash, in kind or other property), distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

16.                               Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

17.                               Notices.  All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made as follows:

a.                                      unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 17, any notice required to be delivered to the Company shall be properly delivered if delivered  (i) by United States mail or by a globally recognized overnight delivery service  to:

Pivotal Software, Inc.

875 Howard Street, 5th Floor,

San Francisco, California 94103

Attention: Pivotal Stock Team

or (ii) by email to:

stock@pivotal.io

b.                                      any notice required to be delivered to the Participant shall be properly delivered if delivered (i) by United States mail or by a globally recognized overnight delivery service to the address of the Participant on file with the Company or (ii) by email to the email address of the Participant on file with the Company.

Any notice, demand or request, if made in accordance with this Section 17 shall be deemed to have been duly given:  (i) when delivered in person; (ii) three days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a globally recognized overnight delivery service; or (iv) upon receipt by the sender of a return receipt email or similar delivery confirmation or acknowledgement email.

18.                               No Right to Employment.  This Agreement is not an agreement of employment.  None of this Agreement, the Plan or the grant of the Option hereunder shall (a) guarantee that the Company or the Employer will employ the Participant for any specific time period or (b) modify or limit in any respect the Company’s or the Employer’s right to terminate or modify the Participant’s employment or compensation.

19.                               Dispute Resolution.  All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s or the Employer’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to Participant’s employment with the Company or the Employer.

20.                               Severability of Provisions.  If at any time any of the provisions of this Agreement shall be held invalid or unenforceable, or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement and the Company and the Participant agree that the provisions of this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included; provided that if the Company’s repurchase rights and/or rights of first refusal set forth in this Agreement or any other agreement shall be held invalid or unenforceable, the Option shall be cancelled and terminated.

21.                               Governing Law; Venue.  All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts.

22.                               Construction.  Wherever any words are used in this Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.  As used herein, (i) “or” shall mean “and/or” and (ii) “including” or “include” shall mean “including, without limitation.”  Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

23.                               Other shares of Common Stock.  Notwithstanding anything in this Agreement or the Plan to the contrary, none of the shares of Common Stock owned from time to time by a Participant that were not acquired in connection with the grant of an Award to such Participant shall be subject to any of the terms, conditions or provisions of this Agreement or the Plan.

24.                               Termination of Certain Rights.  The restrictions on Transfer in Section 10 with respect to any Common Stock acquired upon exercise of the Option (but not the restrictions on Options that have not been exercised nor the restrictions contained in Section 14.18 of the Plan), the Company’s Repurchase Rights under Section 11 and the drag along obligations under Section 12 shall terminate upon the closing of the Company’s Initial Public Offering.

25.                               Waiver.  The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.

26.                               Language.  If the Participant has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

27.                               Country-Specific Provisions.  The Option grant shall be subject to any additional terms and conditions set forth in any Appendix to this Agreement for the Participant’s country.  Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.

28.                               Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any shares of Common Stock purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

29.                               Insider Trading Restrictions/Market Abuse Laws.  The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to acquire or sell shares of Common Stock or rights to shares of Common Stock (e.g., the Option) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the Participant’s country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions and that he or she should speak to his or her personal advisor on this matter.

30.                               Exchange Control, Foreign Asset/Account and/or Tax Reporting Requirements.  The Participant acknowledges that there may be certain exchange control, foreign asset/account and/or tax reporting requirements which may affect the Participant’s ability to acquire or hold shares of Common Stock or cash received from participating in the Plan (including the proceeds of any dividends paid on shares of Common Stock) in a brokerage or bank account outside the Participant’s country.  The Participant may be required to report such accounts, assets or related transactions to the tax or other authorities in his or her country.  The Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Participant’s country within a certain time after receipt.  The Participant acknowledges that it is his or her responsibility to comply with such regulations and that he or she should speak to his or her personal advisor on this matter.

31.                               Cancellation and Rescission Rights.  The Participant hereby acknowledges and agrees that the Participant and this Option are subject to the terms and conditions of Section 9.3 (Cancellation and Rescission of Awards) of the Plan.

Acceptance, Acknowledgment and Receipt

By accepting this Agreement, I, the Participant, hereby:

•                  acknowledge and confirm my consent to receive electronically this Agreement, the Plan and any other Plan documents or other related communications that the Company wishes or is required to deliver;

•                  acknowledge that a copy of the Plan and the related Plan documents were made available to me;

•                  agree that the electronic acceptance of this Agreement constitutes a legally binding acceptance of this Agreement, and that the electronic acceptance of this Agreement shall have the same force and effect as if this Agreement was physically signed; and

•                  acknowledge that I may submit a hard copy of this Agreement if I prefer, by signing this Agreement and sending it to the General Counsel’s office at the Company.

Grant Agreement Effective                 [•], 201